UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 17, 2007

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

10077 South 134th Street Omaha, NE	68138
(Address of principal executive offices)	(Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 17, 2007, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), ProConn, LLC, a Nebraska limited liability company and wholly-owned subsidiary of the Company , and Exact Logistics, LLC, a Nebraska limited liability company and wholly-owned subsidiary of the Company, entered into Amendment No. 1 (the “Amendment”) to the Loan Agreement dated November 14, 2006 (the “Loan Agreement”; and together with the related documents, the “Loan Documents”) with First National Bank of Omaha, a national banking association (the “Lender”).
     Pursuant to the terms of the Loan Documents, the Lender may loan to the Company and its subsidiaries up to forty-four million six hundred sixty-six thousand dollars ($44,666,000), which includes a forty million dollar ($40,000,000) revolving loan facility and a four million six hundred sixty-six thousand dollar ($4,666,000) term loan facility. As of September 17, 2007, the Company had outstanding borrowings of $17,413,506 million under the revolving note, and $4,423,492 million under the term note.
     Interest shall be paid on the revolving note at a variable rate, reset daily, equal to the LIBOR Rate as determined by Lender plus (i) 1.25% per annum when the cash flow leverage ratio is less than or equal to 3.00 to 1.00 or (ii) 1.50% per annum when the cash flow leverage ratio is more than 3.00 to 1.00. The revolving note terminates December 1, 2009. The term note accrues interest at the fixed rate of 7.35% per annum, and on December 1, 2016, all unpaid principal and interest thereon shall be due and payable.
     Under the terms of the Loan Documents, the Company generally is not permitted to incur any encumbrance, lien or other restriction upon the property or assets secured in connection with the Loan Agreement, except for purchase money liens or security interests in an aggregate amount of less than $50,000. The Company anticipates selling products of Hill’s Pet Nutrition Sales, Inc. (“Hill’s”) through its online store and home delivery service. Hill’s has required that the Company grant to Hill’s a purchase money security interest in all products acquired from Hill’s, including but not limited to Hill’s Prescription Diet and Hill’s Science Diet, together with all proceeds from the sale of such branded products. Accordingly, the Company executed the Amendment to permit the purchase money order security interest lien under the Loan Documents. The foregoing descriptions of the Amendment are qualified in their entirety by reference to the complete terms and conditions of such document, which is filed as an exhibit hereto.
     The disclosures set forth in Item 1.01 of the Form 8-K dated November 14, 2006 and filed on November 20, 2006 hereby are incorporated by reference into this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the information set forth in Item 1.01 of this Current Report on Form 8-K for a discussion of the terms of the Amendment No. 1 to the Loan Agreement with First National Bank of Omaha.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

	Exhibit No.	Description

	10.1	Amendment No. 1 dated September 17, 2007 to the Loan Agreement with First National Bank of Omaha dated November 14, 2006 #
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: September 21, 2007	By:	/s/ Neal B. Soderquist
Neal B. Soderquist, Vice President and CFO

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